Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Number 333-131625 on Form S-8 dated February 7, 2006, pertaining to the Jennie-O Turkey Store Retirement Savings Plan of Jennie-O Turkey Store, Inc., a wholly owned subsidiary of Hormel Foods Corporation, of our report dated April 24, 2015, with respect to the financial statements and supplemental schedule of the Jennie-O Turkey Store Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended October 26, 2014.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2015